Exhibit 99.2
EVgo Q2 2023 Earnings Call August 2, 2023 Nasdaq: EVGO – investors.evgo.com

Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target," "assume" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on current expectations or beliefs of the management of EVgo Inc. (“EVgo” or the “Company”) and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding EVgo’s future financial and operating performance, revenues, capital expenditures, chargers in operation or under construction and network throughput; EVgo’s expectation of market position and acceleration in its business due to factors including increased EV adoption; EVgo’s collaboration with partners enabling effective deployment of chargers, including under its contract with Pilot Flying J and GM; and anticipated awards of funding in connection with the NEVI program and associated state programs. These statements are based on various assumptions, whether or not identified in this presentation, and on the current expectations of EVgo’s management and are not predictions of actual performance. There are a significant number of factors that could cause actual results to differ materially from the statements made in this presentation, including changes or developments in the broader general market; macro political, economic, and business conditions, including inflation and geopolitical conflicts that could impact EVgo’s supply chains; increased competition, including from new and existing entrants in the EV charging market; unfavorable conditions or further disruptions in the capital and credit markets and EVgo's ability to obtain additional capital on commercially reasonable terms; EVgo’s limited operating history as a public company; EVgo’s dependence on widespread adoption of EVs and increased installation of charging stations; mechanisms surrounding energy and non-energy costs for EVgo’s charging stations; the impact of governmental support and mandates that could reduce, modify, or eliminate financial incentives, rebates, tax credits, and other support available to EVgo; supply chain disruptions; EVgo’s ability to expand into new service markets, grow its customer base, and manage its operations; EVgo's ability to adapt its assets and infrastructure to changes in industry and regulatory standards for EV charging; impediments to EVgo’s expansion plans, including permitting delays; the need to attract additional fleet operators as customers; potential adverse effects on EVgo’s revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by EVgo; risks related to EVgo’s dependence on its intellectual property; and risks that EVgo’s technology could have undetected defects or errors. Additional risks and uncertainties that could affect the Company’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of EVgo” in EVgo’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”), as well as its other SEC filings, copies of which are available on EVgo’s website at investors.evgo.com, and on the SEC’s website at www.sec.gov. All forward-looking statements in this presentation are based on information available to EVgo as of the date hereof, and EVgo does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law. Use of Non-GAAP Financial Measures To supplement EVgo’s financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), EVgo uses certain non-GAAP financial measures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EVgo uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. EVgo believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of EVgo’s recurring core business operating results. EVgo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing EVgo’s performance. These non-GAAP financial measures also facilitate management’s internal comparisons to the Company’s historical performance. EVgo believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by EVgo’s institutional investors and the analyst community to help them analyze the health of EVgo’s business. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measures can be found in the tables included at the end of this presentation. Safe Harbor & Forward-Looking Statements 2

1 Cathy Zoi, CEO Strategic Overview 3

Snapshot of EVgo's Market Position

Market leader in clean mobility electrification – 100% matched with renewable power

9 OEM partners
Engaged by multiple OEMs for partnerships ranging from charging credit and infrastructure buildout, to marketing and data integration

~140 million
Americans within 10 miles of EVgo charger

688,000+
Customer accounts

30+ states
60+ major metropolitan areas

147%
Y-o-Y network throughput growth[1]

100%
Electricity that powers EVgo's network is matched with purchases of renewable energy certificates since 2019

900+ locations
A leader in public DC fast charging sites

~3,200 stalls
DC fast charging stalls in operation or under construction

~3.7M users
Registered PlugShare® accounts



Current EVgo Fast Charging Locations
Coming Soon EVgo Fast Charging Locations
Potential GM + Pilot Flying J Locations

Locations intended to provide an approximation of future charging sites.

Construction of charging sites is subject to various risks and delays, and not all the future charging sites depicted above may be complete

Source: Company estimates, PlugShare
All figures as of Q2 2023 unless otherwise noted
1) Q2 2023 vs Q2 2022

4

5 Providing Superior Fast Charging Across EV Landscape Site Host + eXtend Partners OEM Partners Fleet + Technology Partners 2 AV Partners Logos of selected companies not intended to be a full list of EVgo site hosts and partners

EVgo Network Throughput Continues to Outpace EV VIO Growth

- **Achieved double-digit utilization in Q2 2023**
  - Added 82,000 new EVgo customers in Q2 for 688,000 in total
  - 4x increase in kWh dispensed in fleet segment as rideshare rebounds
  - Utilization ≥ 15% at 30% of DCFC in June 2023
  - 27 markets at 10% or above utilization in June 2023
- **Throughput growth continues to exceed EV VIO growth**
  - Q2 2023 throughput growth of 147% compared to VIO growth of 53% YoY
  - Increased throughput demonstrates compounding effects of more EVs, more powerful EV batteries, and increased utilization at EVgo locations
  - Consumption per passenger vehicle is increasing due to larger battery size and reliance on public DCFC charging
- **kWh dispensed increasing faster than stall growth**
  - Throughput growth +147%
  - Operational stall growth +30%
  - Growth in kWh per stall creates meaningful operating leverage in EVgo model
  - Higher power chargers and EVs capable of accepting more power

EVgo Network Throughput and US EV VIO Growth Rebased to 100% as of Q2 2022


247%
177%
143%
119%
100%
153%
137%
123%
111%
100%
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
US EV VIO
EVgo Network Throughput

6

US EV VIO from Experion, Q2 2023 estimate

Delivering Value for EVgo Partners and EV Drivers

- Operationalized 1,000th GM/EVgo stall - GM remains key OEM partner aiding stall development
- Delivered charging equipment, constructed, and began commissioning first locations for Pilot Flying J and GM
- Announced plans to add NACS connectors to EVgo chargers
- Won $13.8 million for 20 sites in Ohio NEVI funding for EVgo owned and EVgo eXtend™ sites, or 75% of awarded funding
- ReNew – replaced 10 stalls and removed 48 during Q2 2023
- "One & Done" charging up to 91% from 85% at the beginning of 2023
- Continually improving driver experience: Autocharge+ used to initiate 13% of charging sessions, expanding EVgo Advantage™, and rolling out reservations and time-of-use pricing to more stalls


EVgo


EVgo
ultium
EV CHARGING ONLY

EVgo and GM 1,000th stall


FLYING
ultium


ultium

EVgo eXtend™ at Pilot Flying J

7

Key Business Highlights Accelerating growth and investment in network Stalls in Operation or Under Construction Network Throughput (GWh) 8 All figures for Q2 2023 or as of 06/30/2023 unless otherwise noted. Stalls in operation and construction increased 33% YoY New stalls added to our network during Q2 2023, increase of 24% YoY Network Throughput (GWh) Revenue increase versus Q2'22 QTD ~3.7M Number of PlugShare users ~3,200 ~210 24.9 GWh 457% ~2,400 ~3,200 Q2'23 33% 10.1 24.9 Q2'22 Q2'23 147%

2 Stephanie Lee, Interim CFO Financial and Operational Overview

Key Operational Highlights Operational Stalls EVgo Customer Accounts (000s) Revenue ($M) 10 444 688 Q2'22 Q2'23 55% $9.1 $50.6 Q2'22 Q2'23 Operational stalls of ~2,500: +30% Network throughput of 24.9 GWh: +147% Revenue of $50.6 million: +457% Continued focus on scaling execution in 2023 Customer account growth of 55% year-over-year Year-over-year throughput exceeding operational stall growth: 457% ~1,900 ~2,500 Q2'22 Q2'23 30%

Key Financial Highlights Q2 2023

Quarterly Revenue, Margin and Cash Flow Update

(unaudited, dollars in thousands)		Q2'23		Q2'22	Better (Worse)
Network Throughput (GWh)		**24.9**		**10.1**	**147 %**
GAAP revenue	$	50,552	$	9,076	457 %
GAAP gross profit (loss)	$	5,529	$	(744)	(843)%
GAAP gross margin		***10.9%***		***(8.2)%***	***1,910 bps***
GAAP net (loss) income	$	(21,539)	$	16,997	(227)%
Adjusted Gross Profit[1]	$	12,853	$	3,383	280 %
Adjusted Gross Margin[1]		***25.4%***		***37.3%***	***(1,190) bps***
Adjusted EBITDA[1]	$	(10,553)	$	(19,837)	(47)%

(unaudited, dollars in thousands)		Q2'23		Q2'22
Cash flows used in operating activities	$	(3,182)	$	(18,539)
Capital expenditures	$	34,811	$	44,017

[1] Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP measures and have not been prepared in accordance with GAAP. For a definition of these non-GAAP measures and a reconciliation to the most directly comparable GAAP measure, please see "Definitions of Non-GAAP Financial Measures" and "Reconciliations of Non-GAAP Measures" included elsewhere in these materials.

- Revenues grew 457% year-over-year, driven by increases in eXtend and retail charging revenues
  - Retail charging revenue increased 107% on YoY basis
  - eXtend revenues were $33.3 million as equipment delivery and construction work continued for certain Pilot Flying J sites
- Adjusted gross margin was 25.4% compared to 37.3% in Q2'22 QTD, due to a lower mix of high-margin regulatory credit revenue in Q2'23
- Ended Q2'23 QTD with $257.4 million in cash, cash equivalents, and restricted cash
- Raised $129.2 million of net proceeds from our primary equity offering and at-the-market offering of Class A shares

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Adjusted EBITDA** ($78)M-($68)M Total Stalls in Operation or Under Construction as of YE 2023 3,400-4,000 Updating 2023 financial and operational forecast figures: 2023 Guidance 12 *A reconciliation of projected Adjusted EBITDA (non-GAAP) to net income (loss), the most directly comparable GAAP measure, is not provided because certain measures, including share-based compensation expense, which is excluded from adjusted EBITDA, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For a definition of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure for historical periods presented in this release, please see “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” included elsewhere in these materials. Revenue $120M-$150M

3 Appendix Reconciliation of Non-GAAP Measures to GAAP, Summary Financials

Revenue Disaggregation 14 Change Change Charging revenue, retail $ 9,085 $ 4,389 107% $ 15,700 $ 7,891 99 % Charging revenue, commercial 2,418 654 270% 4,133 1,363 203 % Charging revenue, OEM 986 189 422% 1,538 340 352 % Regulatory credit sales 1,613 2,128 (24)% 2,828 3,506 (19)% Network revenue, OEM 742 887 (16)% 3,441 1,377 150 % eXtend revenue 33,281 131 * % 43,573 211 * % Ancillary revenue 2,427 698 248% 4,639 2,088 122 % Total revenue $ 50,552 $ 9,076 457% $ 75,852 $ 16,776 352% * Percentage greater than 999%. (unaudited, dollars in thousands) Q2'23 Q2'22 Q2'23 YTD Q2'22 YTD

Financial Statements: Condensed Consolidated Balance Sheets 15 (in thousands) Assets Current assets Cash, cash equivalents and restricted cash $ 257,126 $ 246,193 Accounts receivable, net of allowance of $831 and $687 as of June 30, 2023 and December 31, 2022, respectively 22,497 11,075 Accounts receivable, capital-build 11,203 8,011 Prepaid expenses 2,783 4,953 Other current assets 3,537 5,252 Total current assets 297,146 275,484 Property, equipment and software, net 383,822 308,112 Operating lease right-of-use assets 53,895 51,856 Restricted cash 300 300 Other assets 2,115 2,308 Intangible assets, net 54,805 60,612 Goodwill 31,052 31,052 Total assets $ 823,135 $ 729,724 Liabilities, redeemable noncontrolling interest and stockholders’ deficit Current liabilities Accounts payable $ 6,445 $ 9,128 Accrued liabilities 40,831 39,233 Operating lease liabilities, current 5,575 4,958 Deferred revenue, current 16,701 16,023 Customer deposits 11,386 17,867 Other current liabilities 280 136 Total current liabilities 81,218 87,345 Operating lease liabilities, noncurrent 47,753 45,689 Earnout liability, at fair value 1,297 1,730 Asset retirement obligations 18,477 15,473 Capital-build liability 30,345 26,157 Deferred revenue, noncurrent 42,162 23,900 Warrant liabilities, at fair value 11,293 12,304 Total liabilities 232,545 212,598 Commitments and contingencies Redeemable noncontrolling interest 783,200 875,226 Stockholders' deficit (192,610) (358,100) Total liabilities, redeemable noncontrolling interest and stockholders’ deficit $ 823,135 $ 729,724 (unaudited) 2023 2022 June 30, December 31,

Financial Statements:
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,			Six Months Ended June 30,		
(unaudited, dollars in thousands, except per share data)	2023	2022	Change %	2023	2022	Change %
Revenue	$ 50,552	$ 9,076	457 %	$ 75,852	$ 16,776	352 %
Cost of revenue	37,740	5,719	560 %	56,657	10,565	436 %
Depreciation, net of capital-build amortization	7,283	4,101	78 %	13,625	7,555	80 %
Cost of sales	45,023	9,820	358 %	70,282	18,120	288 %
Gross profit (loss)	5,529	(744)	843 %	5,570	(1,344)	514 %
General and administrative expenses	34,333	32,178	7 %	72,222	57,606	25 %
Depreciation, amortization and accretion	4,783	4,132	16 %	9,567	8,019	19 %
Total operating expenses	39,116	36,310	8 %	81,789	65,625	25 %
Operating loss	(33,587)	(37,054)	9 %	(76,219)	(66,969)	(14)%
Interest expense	—	(13)	100 %	—	(13)	100 %
Interest income	2,199	636	246 %	4,197	691	507 %
Other expense, net	(1)	(158)	99 %	—	(422)	100 %
Change in fair value of earnout liability	2,496	4,891	(49)%	433	2,627	(84)%
Change in fair value of warrant liabilities	7,391	48,712	(85)%	1,011	25,839	(96)%
Total other income, net	12,085	54,068	(78)%	5,641	28,722	(80)%
(Loss) income before income tax expense	(21,502)	17,014	(226)%	(70,578)	(38,247)	(85)%
Income tax expense	(37)	(17)	(118)%	(42)	(22)	(91)%
Net (loss) income	(21,539)	16,997	(227)%	(70,620)	(38,269)	(85)%
Less: net (loss) income attributable to redeemable noncontrolling interest	(14,513)	12,518	(216)%	(50,518)	(28,349)	(78)%
Net (loss) income attributable to Class A common stockholders	$ (7,026)	$ 4,479	(257)%	$ (20,102)	$ (9,920)	(103)%
Net (loss) income per share to Class A common stockholders, basic	$ (0.08)	$ 0.06	(233)%	$ (0.25)	$ (0.14)	(79)%
Net (loss) income per share to Class A common stockholders, diluted	$ (0.08)	$ 0.06	(233)%	$ (0.25)	$ (0.14)	(79)%
Weighted average common stock outstanding, basic	85,320	68,545		78,196	68,449	
Weighted average common stock outstanding, diluted	85,320	69,322		78,196	68,449	

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Financial Statements: Condensed Consolidated Statements of Cash Flows 17 (unaudited, in thousands) Cash flows from operating activities Net loss $ (70,620) $ (38,269) Adjustments to reconcile net loss to net cash used in operating activities Depreciation, amortization and accretion 23,192 15,574 Net loss on disposal of property and equipment and impairment expense 6,008 2,889 Share-based compensation 14,922 10,548 Change in fair value of earnout liability (433) (2,627) Change in fair value of warrant liabilities (1,011) (25,839) Other (155) 474 Changes in operating assets and liabilities Accounts receivable, net (11,422) (2,302) Receivables from related parties — 1,499 Prepaid expenses and other current and noncurrent assets 3,779 3,735 Operating lease assets and liabilities, net 642 (808) Accounts payable (2,872) (76) Accrued liabilities 2,925 358 Deferred revenue 18,939 (572) Customer deposits (6,481) (2,110) Other current and noncurrent liabilities 6 2 (844) Net cash used in operating activities (22,525) (38,370) Cash flows from investing activities Purchases of property, equipment and software (100,057) (72,291) Proceeds from insurance for property losses 159 202 Purchases of investments — (34,747) Net cash used in investing activities (99,898) (106,836) Cash flows from financing activities Proceeds from issuance of Class A common stock under the ATM 5,828 — Proceeds from issuance of Class A common stock under the equity offering 128,023 — Proceeds from capital-build funding 4,256 5,029 Proceeds from exercise of warrants — 3 Payments of issuance costs (4,751) — Net cash provided by financing activities 133,356 5,032 Net increase (decrease) in cash, cash equivalents and restricted cash 10,933 (140,174) Cash, cash equivalents and restricted cash, beginning of period 246,493 485,181 Cash, cash equivalents and restricted cash, end of period $ 257,426 $ 345,007 Six Months Ended June 30, 2023 2022

This presentation includes the following non-GAAP financial measures, in each case as defined below: “Adjusted Cost of Sales,” “Adjusted Cost of Sales as a Percentage of Revenue,” “Adjusted Gross Profit (Loss),” “Adjusted Gross Margin,” “Adjusted General and Administrative Expenses,” “Adjusted General and Administrative Expenses as a Percentage of Revenue,” “EBITDA,” “EBITDA Margin,” “Adjusted EBITDA” and “Adjusted EBITDA Margin.” EVgo believes these measures are useful to investors in evaluating EVgo’s performance. In addition, EVgo management uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. EVgo believes that these measures help to depict a more meaningful representation of the performance of the underlying business, enabling EVgo to evaluate and plan more effectively for the future. EVgo defines Adjusted Cost of Sales as cost of sales before (i) depreciation, net of capital-build amortization, and (ii) share-based compensation. EVgo defines Adjusted Cost of Sales as a Percentage of Revenue as Adjusted Cost of Sales as a percentage of revenue. EVgo defines Adjusted Gross Profit (Loss) as revenue less Adjusted Cost of Sales. EVgo defines Adjusted Gross Margin as Adjusted Gross Profit (Loss) as a percentage of revenue. EVgo defines Adjusted General and Administrative Expenses as general and administrative expenses before (i) share-based compensation, (ii) loss on disposal of property and equipment, net of recoveries, and impairment expense, (iii) bad debt expense, and (iv) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted General and Administrative Expenses as a Percentage of Revenue as Adjusted General and Administrative Expenses as a percentage of revenue. EVgo defines EBITDA as net income (loss) before (i) depreciation, net of capital-build amortization, (ii) amortization, (iii) accretion, (iv) interest income, (v) interest expense, and (vi) income tax expense. EVgo defines EBITDA Margin as EBITDA as a percentage of revenue. EVgo defines Adjusted EBITDA as EBITDA plus (i) share-based compensation, (ii) loss on disposal of property and equipment, net of recoveries, and impairment expense, (iii) (gain) loss on investments, (iv) bad debt expense, (v) change in fair value of earnout liability, (vi) change in fair value of warrant liabilities, and (vii) certain other items that management believes are not indicative of EVgo’s ongoing performance. EVgo defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. Adjusted Cost of Sales, Adjusted Cost of Sales as a Percentage of Revenue, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted General and Administrative Expenses, Adjusted General and Administrative Expenses as a Percentage of Revenue, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP and the items excluded from or included in these metrics are significant components in understanding and assessing EVgo’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP. Definitions of Non-GAAP Financial Measures 18

Reconciliations of Non-GAAP Measures to GAAP

(unaudited, dollars in thousands)	Q2'23	Q2'22	Change	Q2'23 YTD	Q2'22 YTD	Change
GAAP revenue	$ 50,552	$ 9,076	457 %	$ 75,852	$ 16,776	352 %
GAAP net (loss) income	$ (21,539)	$ 16,997	(227)%	$ (70,620)	$ (38,269)	(85)%
GAAP net (loss) income margin	***(42.6%)***	***187.3%***	**** bps***	***(93.1%)***	***(228.1%)***	**** bps***
Adjustments:						
Depreciation, net of capital-build amortization	7,407	4,170	78 %	13,875	7,687	80 %
Amortization	4,117	3,564	16 %	8,236	6,929	19 %
Accretion	542	499	9 %	1,081	958	13 %
Interest income	(2,199)	(636)	(246)%	(4,197)	(691)	(507)%
Interest expense	—	13	(100)%	—	13	(100)%
Income tax expense	37	17	118 %	42	22	91 %
EBITDA	(11,635)	24,624	(147)%	(51,583)	(23,351)	(121)%
EBITDA Margin	***(23.0%)***	***271.3%***	**** bps***	***(68.0%)***	***(139.2%)***	***7,119 bps***
Adjustments:						
Share-based compensation	8,495	7,042	21 %	14,922	10,548	41 %
Loss on disposal of property and equipment, net of recoveries, and impairment expense[1]	2,389	1,879	27 %	5,849	2,647	121 %
Loss on investments	5	150	(97)%	4	405	(99)%
Bad debt expense	56	35	60 %	153	151	1 %
Change in fair value of earnout liability	(2,496)	(4,891)	49 %	(433)	(2,627)	84 %
Change in fair value of warrant liabilities	(7,391)	(48,712)	85 %	(1,011)	(25,839)	96 %
Other[1,2]	24	36	(33)%	1,479	53	* %
Adjusted EBITDA	$ (10,553)	$ (19,837)	47 %	$ (30,620)	$ (38,013)	19 %
Adjusted EBITDA Margin	***(20.9%)***	***(218.6%)***	**** bps***	***(40.4%)***	***(226.6%)***	**** bps***

** Percentage greater than 999% or bps greater than 9,999*

[1] In the second quarter of 2023, the Company reclassified insurance proceeds from property losses from "other" to "loss on disposal of property and equipment, net of recoveries, and impairment expense." Previously reported amounts have been updated to conform to the current period presentation.

[2] For the six months ended June 30, 2023, comprised primarily of costs related to the reorganization of Company resources previously announced by the Company on February 23, 2023 and the petition filed by EVgo in the Delaware Court of Chancery in February 2023 seeking validation of EVgo's charter and share structure (the "205 Petition"), which are not expected to recur.

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Reconciliations of Non-GAAP Measures to GAAP 20 (unaudited, dollars in thousands) Change Change GAAP revenue $ 50,552 $ 9,076 457% $ 75,852 $ 16,776 352 % GAAP cost of sales 45,023 9,820 358% 70,282 18,120 288 % GAAP gross profit (loss) $ 5,529 $ (744) 843% $ 5,570 $ (1,344) 514 % GAAP cost of sales as a percentage of revenue 89.1% 108.2% (1,910) bps 92.7% 108.0% (1,530) bps GAAP gross margin 10.9% (8.2%) 1,910 bps 7.3% (8.0%) 1,530 bps Depreciation, net of capital-build amortization $ 7,283 $ 4,101 78% $ 13,625 $ 7,555 80 % Share-based compensation 4 1 2 6 58% 6 3 3 7 70 % Total adjustments 7,324 4,127 77% 13,688 7,592 80 % Adjusted Cost of Sales $ 37,699 $ 5,693 562% $ 56,594 $ 10,528 438 % Adjusted Cost of Sales as a Percentage of Revenue 74.6% 62.7% 1,190 bps 74.6% 62.8% 1,180 bps Adjusted Gross Profit $ 12,853 $ 3,383 280% $ 19,258 $ 6,248 208 % Adjusted Gross Margin 25.4% 37.3% (1,190) bps 25.4% 37.2% (1,180) bps Adjustments: Q2'23 Q2'22 Q2'23 YTD Q2'22 YTD

Reconciliations of Non-GAAP Measures to GAAP

(unaudited, dollars in thousands)	Q2'23	Q2'22	Change	Q2'23 YTD	Q2'22 YTD	Change
GAAP revenue	$ 50,552	$ 9,076	457 %	$ 75,852	$ 16,776	352 %
GAAP general and administrative expenses	$ 34,333	$ 32,178	7 %	$ 72,222	$ 57,606	25 %
GAAP general and administrative expenses as a percentage of revenue	***67.9%***	***354.5%***	**** bps***	***95.2%***	***343.4%***	**** bps***
Adjustments:						
Share-based compensation	$ 8,454	$ 7,016	20 %	$ 14,859	$ 10,511	41 %
Loss on disposal of property and equipment, net of recoveries, and impairment expense[1]	2,389	1,879	27 %	5,849	2,647	121 %
Bad debt expense	56	35	60 %	153	151	1 %
Other[1,2]	24	36	(33)%	1,479	53	* %
Total adjustments	10,923	8,966	22 %	22,340	13,362	67 %
Adjusted General and Administrative Expenses	$ 23,410	$ 23,212	1 %	$ 49,882	$ 44,244	13 %
Adjusted General and Administrative Expenses as a Percentage of Revenue	***46.3%***	***255.8%***	**** bps***	***65.8%***	***263.7%***	**** bps***

** Percentage greater than 999% or bps greater than 9,999*

[1] In the second quarter of 2023, the Company reclassified insurance proceeds from property losses from "other" to "loss on disposal of property and equipment, net of recoveries, and impairment expense." Previously reported amounts have been updated to conform to the current period presentation.

[2] For the six months ended June 30, 2023, comprised primarily of costs related to the reorganization of Company resources previously announced by the Company on February 23, 2023 and the petition filed by EVgo in the Delaware Court of Chancery in February 2023 seeking validation of EVgo's charter and share structure (the "205 Petition"), which are not expected to recur.

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